EXHIBIT 10.18
RENTAL AGREEMENT
BETWEEN:
INTERNATIONAL ABSORBENTS INC.
1569 DEMPSEY ROAD
NORTH VANCOUVER, B.C.
V7K 1S8
(herein referred to as the “Company”)
AND
ABE INDUSTRIES (1980) INC.
1569 DEMPSEY ROAD
NORTH VANCOUVER, B.C.
V7K 1S8
(herein referred to as “ABE”)
THIS RENTAL AGREEMENT (the “Agreement”) is made and entered into this 15th day of March, 2003, by and between International Absorbents Inc., a British Columbia corporation and ABE Industries (1980) Inc., a British Columbia corporation.
     Effective herewith, the Company hereby agrees to rent the premises at 1569 Dempsey Road, North Vancouver, British Columbia (the “Premises”) and ABE hereby agrees to such rental. The rental of premises is established to represent the Company’s head office in British Columbia.
     The term of the rental and services agreement hereunder shall be for a period of five (5) years, commencing on the date of this Agreement. The term, subject to earlier termination as specified hereafter, will automatically renew on the first and each subsequent anniversary of the Agreement until terminated.
     The Premises consists of 1,640 square feet of office space. The Company shall make monthly payments on the 1st of each month to ABE in the amount of Five Hundred Dollars ($500.00) for the Premises provided, subject to change upon mutual agreement of the parties.
     This agreement shall terminate on the 1st of the month subsequent the date that is two (2) months following the written submission.
The parties have executed and sealed this Agreement as of the day and year set forth above.

INTERNATIONAL ABSORBENTS INC.		ABE INDUSTRIES (1980) INC.

Signed:	/s/ Doug Ellis	Signed:	/s/ Gordon L. Ellis

	Douglas Ellis, Secretary		Gordon L. Ellis

Date:	March 15, 2003	Date:	March 15, 2003